Exhibit 10.4

EXECUTION VERSION

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, the terms defined in the 2014 Employment Commencement Incentive Plan, as amended, (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK GRANT (“NOTICE OF GRANT”)

Participant Name:	Douglas S. Ingram

Address:	On file in the records of the Company.

You (the “Participant”) have been granted the number of shares (the “Shares”) of restricted Common Stock of Sarepta Therapeutics, Inc. (the “Company”) set forth below (the “Restricted Stock”), pursuant and subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	June 26, 2017

Vesting Commencement Date	June 26, 2017

Number of Restricted Shares Granted	335,000 Shares of restricted Common Stock of the Company

Vesting Schedule

Subject to the terms and conditions of the Plan and this Agreement, the Restricted Stock will vest, and the Company’s right to reacquire the Restricted Stock will lapse, in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and 100% of the Shares becoming vested on the final vesting date:

Twenty-five percent (25%) of the Restricted Stock shall vest on the one-year anniversary of the Date of Grant, and one thirty-sixth (1/36th) of the remaining unvested Restricted Stock shall vest on each monthly anniversary of the Date of Grant thereafter, ending on the fourth anniversary of the Date of Grant, in each case, subject to the Executive’s continued service to the Company or a subsidiary thereof from the Date of Grant through each applicable vesting date. In addition to being subject to the terms and conditions in this Award Agreement and the Plan, the Restricted Stock shall be subject to Section 26 of the employment agreement between the Participant and the Company dated June 26, 2017 (the “Employment Agreement”).

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An additional portion of the Restricted Stock shall also vest equal to 25% of the total shares, as described in Section 8(d)(v)(A) of the Employment Agreement, with respect to termination of Participant by the Company without “Cause” or termination by Participant for “Good Reason,” in each case as defined under the Employment Agreement; and 100% of the Restricted Stock shall also vest subject to the terms of Sections 3(c)(i) and 3(c)(iii) of the change in control and severance agreement between the Company and the Participant dated June 26, 2017 (the “CIC Severance Agreement”), with respect to termination of Participant during a “Change in Control Period,” as defined in the CIC Severance Agreement.

The Restricted Stock is subject to the terms and conditions in this Award Agreement and the Plan. The Restricted Stock and the shares acquired pursuant to vesting of the Restricted Stock are subject to the Company’s Incentive Compensation Recoupment Policy and the clawback terms provided in Section 26 of the Employment Agreement. Without limiting the generality of the foregoing, any shares acquired pursuant to vesting of the Restricted Stock shall be subject to clawback by the Company as a result of any act or omission that involves the Executive’s fraud or any act or omission of the Executive that constitutes “Cause,” as defined in the Employment Agreement.

Agreements and Acknowledgements

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant agrees and certifies that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of the Restricted Stock is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary. Participant further agrees to notify the Company upon any change in the residence address indicated below.

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Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

EXECUTION VERSION

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

/s/ Douglas S. Ingram	/s/ M. Kathleen Behrens, Ph.D.
Signature	By

Douglas S. Ingram	M. Kathleen Behrens, Ph.D.
Print Name	Title: Chairwoman of the Board

Residence Address:
On file in the records of the Company.

EXECUTION VERSION

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1. Grant of Restricted Stock. The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) the number of Shares of Restricted Stock, as set forth in the Notice of Grant, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. Except as provided in Section 3, the Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously an Employee from the Date of Grant until the date such vesting occurs. The term “vest” as used herein with respect to any Share of Restricted Stock means the lapsing of the restrictions described herein with respect to such Share.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

4. Forfeiture upon Termination of Relationship with the Company as a Service Provider; Death of Participant.

(a) Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant, upon the termination of the Participant’s relationship with the Company as a Service Provider for any reason other than the death of the Participant, any then outstanding and unvested shares of Restricted Stock acquired by the Participant hereunder will be automatically and immediately forfeited. The Participant hereby (i) appoints the Company or, if applicable, the Company’s designated escrow or transfer agent, as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, or to the Company’s designated escrow or transfer agent, as applicable, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company, or the Company’s designated escrow or transfer agent, as applicable, may reasonably request to accomplish the transfer or forfeiture of any unvested shares of Restricted Stock that is forfeited hereunder.

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(b) In the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, 100% of the Shares of Restricted Stock will vest as of the date of such death.

5. Retention of Certificates. Any certificates representing unvested Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed. If unvested shares of Restricted Stock are held in book entry form, the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

6. Legend. All certificates representing unvested Shares of Restricted Stock will contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMENDED AND RESTATED THE 2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN, AS AMENDED, OF SAREPTA THERAPEUTICS, INC. AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SAREPTA THERAPEUTICS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF SAREPTA THERAPEUTICS, INC.

As soon as practicable following the vesting of any such Shares of Restricted Stock the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the Participant. If any Shares of Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

7. Dividends, Voting Rights, etc. The Participant will be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of Restricted Stock of which he or she is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of Restricted Stock of which he or she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Share of Restricted Stock (the “associated share”) acquired hereunder, including without limitation a distribution of shares of Common Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, will be subject to the restrictions of this Award Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and will be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

8. Death of Participant. Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed

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with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any distribution or delivery under this Award Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

9. Withholding of Taxes. The award or vesting of the Shares of Restricted Stock acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. No certificates representing Shares will be transferred by the Company or its designated escrow or transfer agent nor restrictions otherwise removed from such Shares pursuant to the vesting of Shares of Restricted Stock unless and until any federal, state, or local withholding tax requirements have been satisfied to the satisfaction of the Administrator. The Participant expressly acknowledges and agrees that the Stock deliverable under this Award Agreement shall be reduced by the minimum amount necessary to satisfy all of the Company’s withholding tax obligations and the Participant’s tax obligations under federal, state and local law, not to exceed the Participant’s estimated minimum federal, state and local tax obligations attributable to this Award Agreement. The Participant may, however, elect to pay to the Company the withholding taxes in cash or by check in accordance with Section 15(b) of the Plan, provided that such election may be made at any time other than during any scheduled or unscheduled blackout dates. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

10. No Guarantee of Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Sale of Vested Shares; Non-transferability of Shares. The Participant understands that he or she will be free to sell any Share of Restricted Stock once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws. Unvested Shares of Restricted Stock may not be transferred except as expressly permitted under Section 8 of this Award Agreement or Section 13 of the Plan.

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12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance and Vesting of Shares. The Company will not be obligated to deliver any Shares under the Plan or to remove any restriction from Shares previously delivered hereunder until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Award Agreement have been satisfied or waived. The Company may require, as a condition to the delivery of Shares under this Award Agreement or the vesting of such Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.

14. Plan Governs. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any part of the Restricted Stock, the Participant agrees to be bound by the terms of the Plan and this Award Agreement.

15. Recoupment Policy; Stock Ownership Guidelines. This award of Restricted Stock and any Shares issued pursuant to this Award Agreement will be subject to the Company’s Compensation Recoupment Policy, any clawback or other restriction set forth in the Notice of Grant and the Company’s Stock Ownership Guidelines and the Company’s Stock Ownership Guidelines, where applicable.

16. Electronic Delivery. The Company may decide to deliver any documents related to the Shares of Restricted Stock awarded hereunder or future awards of restricted stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Form S-8 Prospectus. The Participant acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

18. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

EXECUTION VERSION

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. This Award Agreement and the award of Restricted Stock hereunder are intended to be exempt from Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A, or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this award of Restricted Stock.

22. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award Agreement; provided, however, any action taken by the Board in connection with the administration of the Plan shall not be deemed approved by the Board unless such actions are approved by a majority of the Outside Directors.

23. Limitation on Liability. Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this award of Restricted Stock to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this award of Restricted Stock.

24. Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of Restricted Stock or this Award Agreement,

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the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this award of Restricted Stock is made and/or to be performed.

25. Shareholder Approval Not Required. The Plan will not be submitted for approval by the Company’s shareholders. As more particularly described in Section 19(b) of the Plan, pursuant to Nasdaq Stock Market Rule 5635(c), the issuance of this Option and the shares of Stock issuable upon exercise or vesting of such Option pursuant to the Plan are not subject to the approval of the Company’s shareholders.